L3 TECHNOLOGIES, INC.
AMENDED AND RESTATED
2008 LONG TERM PERFORMANCE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(Director Deferral Version 0002)

This Restricted Stock Unit Agreement (this “Agreement”), effective as of the Grant Date (as defined below), is between L3 Technologies, Inc., a Delaware corporation (the “Corporation”), and the Participant (as defined below).

1.    Definitions. The following terms shall have the following meanings for purposes of this Agreement:

(a)    “Award Letter” shall mean the letter to the Participant attached hereto as Exhibit A.

(b)    “Change in Control” means:

(1)    The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the Corporation’s then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

(2)    The sale of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole;

(3)    The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not subsidiaries if, as a result of the consummation of the merger, combination, consolidation, recapitalization or other reorganization, less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by the stockholders of the Corporation immediately prior to the event; or

(4)    The election, including the filling of vacancies, during any period of 24 months or less, of 50% or more of the members of the Board of Directors, without the approval of Continuing Directors, as constituted at the beginning of such period. "Continuing Directors" shall mean any director of the Corporation who either (i) is a member of the Board of Directors on the Grant Date, or (ii) is nominated for election to the Board of Directors by a majority of the Board which is comprised of directors who were, at the time of such nomination, Continuing Directors.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d)    “Grant Date” shall mean the “Grant Date” listed in the Award Letter.

(e)    “Participant” shall mean the “Participant” listed in the Award Letter.

(f)    “Restricted Period” shall mean the period beginning on the Grant Date and expiring on the earlier of (i) the date on which the Participant ceases to be a director of the Corporation or (ii) the occurrence of a Change in Control that constitutes a Section 409A Change in Control Event.

(g)    “Restricted Units” shall mean that number of restricted units listed in the Award Letter as “Awards Granted,” as the same may be adjusted from time to time in accordance with the terms hereof.

(h)    “Section 409A Change in Control Event” shall mean a change in ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(i)    “Shares” shall mean a number of shares of the Corporation’s Common Stock, par value $0.01 per share, equal to the number of Restricted Units.

(j)    “Specified Employee” shall mean a “specified employee” as defined in Treasury Regulation Section 1.490A-1(i).

(k)    “Vesting Date” shall mean the Grant Date.

2.    Grant of Units. The Corporation hereby grants the Restricted Units to the Participant, each of which represents the right to receive one Share upon the expiration of the Restricted Period, subject the terms, conditions and restrictions set forth in the L3 Technologies, Inc. Amended and Restated 2008 Directors Stock Incentive Plan (as amended from time to time, the “Plan”) and this Agreement.

3.    Restricted Unit Account. The Corporation shall cause an account (the “Unit Account”) to be established and maintained on the books of the Corporation to record the number of Restricted Units credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Corporation.

4.    Nonalienation of Benefits. No Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under this Agreement. The provisions of this Agreement shall inure to the benefit of the Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

5.    Vesting; Forfeiture. Notwithstanding anything in this agreement to the contrary, the Participant shall forfeit the Restricted Units and all of the Participants rights hereunder shall cease (unless otherwise provided for by the Committee in accordance with the Plan) in the event that either: (a) the Restricted Period expires prior to the Vesting Date or (b) the Participant is removed as director of the Corporation for cause.

6.    Dividend Equivalents. If the Corporation pays a cash dividend or distribution on its Common Stock, the Participant’s Unit Account shall be credited as of the payment date with an additional number of Restricted Units equal to the following calculation: (i) the amount payable per share of Common Stock outstanding as of record date of the dividend or distribution, multiplied by (ii) the number of Restricted Units credited to the Participant’s Unit Account as of the record date for the dividend or distribution, divided by (iii) the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the payment date.

7.    No Right to Continue as a Director. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right to continue as a director of the Corporation, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation or its directors or stockholders to remove the Participant as a director in accordance with the by-laws of the Corporation.

8.    No Rights as a Stockholder. The Participant’s interest in the Restricted Units shall not entitle the Participant to any rights as a stockholder of the Corporation. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Corporation in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance Section 11.

9.    Adjustments Upon Change in Capitalization. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, as a result of which shares of any class shall be issued in respect of outstanding shares of the Corporation’s Common Stock or shares of Corporation’s Common Stock shall be changed into a different number of shares or into another class or classes or into other property or cash, the Restricted Units, the Participant’s Unit Account and/or the Shares shall be adjusted to reflect such event so as to preserve (without enlarging) the value of the award hereunder, with the manner of such adjustment to be determined by the Committee in its sole discretion. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Corporation’s Common Stock (whether in the form of cash or other property).

10.    General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Corporation shall have no obligation to issue or transfer the Shares as contemplated by this agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Corporation's shares are listed for trading.

11.    Issuance of Shares. Upon the expiration of the Restricted Period and subject to Sections 5 and 10 and payment by the Participant of any applicable withholding taxes, the Corporation shall, as soon as reasonably practicable (and in any event within 75 days of the expiration of the Restricted Period), issue the Shares to the Participant, free and clear of all restrictions; provided, that if the expiration of the Restricted Period results from a Section 409A Change in Control Event, then notwithstanding the foregoing, the Shares shall be issued within 30 days of the Section 409A Change in Control Event; provided further, that in the event the Participant is a Specified Employee and the expiration of the Restricted Period does not result from the death of the Participant or a Section 409A Change in Control Event, then notwithstanding the foregoing, the Shares shall be issued as soon as reasonably practicable following (and not prior to) the date that is six months after the expiration of the Restricted Period (and in any event within 75 days after such date). The Corporation shall not be required to deliver any fractional Shares, and may pay, in lieu thereof, the Fair Market Value (as defined in the Plan) thereof as of the date on which the Shares first become issuable under this Section. The Corporation shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated.

12.    Subsidiary. As used herein, the term “subsidiary” shall mean, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

13.    Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

14.    Modification of Agreement. This Agreement may be not be modified, amended, suspended or terminated, and any terms or conditions may not be waived, without the approval of the Committee. The Committee reserves the right to amend or modify this Agreement at any time without prior notice to any Participant or other interested party; provided, that except as expressly provided hereunder, any such amendment or modification may not adversely affect in any material respect the Participant’s rights or benefits hereunder except for such amendments or modifications as are required by law.

15.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

16.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

17.    Successors in Interest.     This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Participant or the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

18.    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action determination or interpretation made in good faith with respect to the Plan or the Restricted Units. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

19.    Resolution of Disputes.     Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Corporation for all purposes.

20.    Data Privacy Consent. As a condition of the grant of the Restricted Units, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph. The

Participant understands that the Corporation and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Corporation or its subsidiaries, and details of all restricted units or other equity awards or other entitlements to shares of common stock awarded, cancelled, exercised, vested or unvested (“Data”). The Participant further understands that the Corporation and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Corporation and any of its subsidiaries may each further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of common stock on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of common stock acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.

21.    Limitation on Rights; No Right to Future Grants. By accepting this Agreement and the grant of the Restricted Units contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) the grant of Restricted Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted units, or benefits in lieu of restricted units; (c) all determinations with respect to future grants of restricted units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Corporation; (d) the Participant’s participation in the Plan is voluntary; and (e) the future value of the underlying Shares is unknown and cannot be predicted with certainty.

22.    Award Administrator. The Corporation may from time to time to designate a third party (an “Award Administrator”) to assist the Corporation in the implementation, administration and management of the Plan and any Restricted Units granted thereunder, including by sending Award Letters on behalf of the Corporation to Participants, and by facilitating through electronic means acceptance of Restricted Unit Agreements by Participants.

23.    Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

24.    Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Corporation may elect to issue or deliver such Shares in book entry form in lieu of certificates.

25.    Acceptance. This Agreement shall not be enforceable until it has been executed by the Participant. In the event the Corporation has designated an Award Administrator, the acceptance (including through electronic means) of the Restricted Unit award contemplated by this Agreement in accordance with the procedures established from time to time by the Award Administrator shall be deemed to constitute the Participant’s acknowledgment and agreement to the terms and conditions of this Agreement and shall have the same legal effect in all respects of the Participant having executed this Agreement by hand.

By: L3 TECHNOLOGIES, INC._______
———————————————————— Christopher E. Kubasik_________________ Chief Executive Officer and President__ ___

———————————————————— Ann D. Davidson______________________ Senior Vice President, General Counsel and_ Corporate Secretary__________________

Acknowledged and Agreed
as of the date first written above:

______________________________
Participant Signature
Name: